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                                                                 EXHIBIT 10.6(e)


                         Noncompetition, Nonsolicitation
                          and Confidentiality Agreement



In consideration for the agreement of Applied Graphics Technologies, Inc., ("AGT") to employ Louis Salamone, Jr. ("Employee") as Chief Financial Officer, Employee hereby agrees as follows:

1. In this Agreement, the term AGT includes Applied Graphics Technologies, Inc., as well as all of its parents, subsidiaries and affiliates, including, but not limited to, U.S. News & World Report, Applied Printing Technologies, Inc., Daily News and The Atlantic Monthly.

2. Employee acknowledges that he will be furnished, or may otherwise receive or have access to, private information which relates to AGT's past, present or anticipated customer lists or other compilations for marketing or development, or which relates to administrative, management, financial, marketing, sales or manufacturing activities of AGT and that such information is not easily accessible from public sources. All such information, including any materials or documents containing such information, shall be considered by AGT and Employee as proprietary and confidential ("Proprietary Information").

3. Both during and forever after the term of this Agreement, Employee agrees to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before this Agreement is signed or afterward. In addition, Employee shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of AGT, without a need to know, (ii) remove Proprietary Information from AGT's premises without valid business purpose, or (iii) use Proprietary Information for his own benefit or for the benefit of any third party.

4. Employee acknowledges and agrees that all Proprietary Information used or generated during the course of working for AGT is the property of AGT. Employee agrees to deliver to AGT all documents and other tangibles (including diskettes and other storage media) containing Proprietary Information, including all copies of such documents or tangibles, immediately upon notice of the termination of his employment with AGT.

5. While working for AGT and for one year following termination of his employment from AGT for any reason, Employee will not attempt, either directly or indirectly, to solicit, induce, entice or attempt to influence any employee of AGT to leave AGT's employ or directly or indirectly hire or cause any other entity to hire any person who has been an AGT employee in the 12 months preceding the contact.

6. Noncompetition


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a. Employee acknowledges that his agreement to forego competition with AGT was a material inducement to AGT to employ him. Employee also acknowledges that he will acquire much Proprietary Information concerning AGT's financial status, current and future marketing and advertising strategies, pricing, and other confidential information as the result of his employment and that such information is not easily accessible from other sources. Employee further acknowledges that the businesses in which AGT engages, including but not limited to pre-press and digital archiving are very competitive; that competition by him those businesses during his employment, or after his employment terminates, would severely injure AGT; and that his agreements herein are demonstrably necessary to protect those legitimate interests.

b. During the term of his employment with AGT, Employee (i) will devote all his professional and business time and effort to and give undivided loyalty to AGT and (ii) will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with AGT, nor directly or indirectly solicit or in any other manner work for or assist any business which is competitive with AGT.

c. During the term of this Agreement and for the term of any period for which this Agreement is extended, (except, if this Agreement is terminated pursuant to Paragraph 6b, more than six months before its expiration, then for a period of 6 months) Employee shall not, whether alone or in association with any other person, directly or indirectly (i) engage in any business in the Specified Areas that is competitive with any aspect of the business that is being conducted or planned by AGT at the time Employee's employment with AGT terminates; or (ii) have any interest or association (including, without limitation, as a shareholder, partner, director, officer, employee, consultant, sales representative, supplier, distributor, agent or lender) in or with any person engaged in a business in the Specified Areas that Employee is prohibited from engaging in pursuant to clause (i) above; provided however, that the foregoing shall not prohibit Employee from owning securities of any publicly traded company that is engaged in any such business as long as Employee does not own at any time 5% or more of any class of the equity securities of such company.

For purposes of the foregoing, the "Specified Areas" means each state in which AGT makes any sales or performs any services during the 12 month period preceding the date on which Employee's employment with AGT terminates.


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d. If any provision of this Agreement is determined by a court to be overly broad thereby making the provision unenforceable, Employee agrees that such court shall substitute a reasonable, judicially enforceable limitation in place of the invalid part of the provision and that as so modified the provision shall be as fully enforceable as if set forth herein in the modified form. If it is not possible to restate the provision in a valid or legal manner, then that invalid or illegal portion shall be deemed not a part of the Agreement and the remaining provisions shall remain in full force and effect.


7. Employee acknowledges and agrees that:

a. (i) his contractual obligations under paragraphs 3, 4, 5, and 6 have a unique and very substantial value to AGT, (ii) he has sufficient assets and other skills to provide a reasonable livelihood for himself while such paragraphs are in force, and (iii) he is subject to immediate dismissal by AGT for any breach of those provisions and that such dismissal shall not relieve him from his continuing obligations under this Agreement or from the imposition by a court of any judicial remedies, such as money damages or equitable enforcement of those provisions.

b. the terms and provisions of this Agreement are applicable to all information and materials developed for, received from or any advice provided to, AGT prior to or after the signing of this Agreement; and

c. the termination of his employment with AGT for any reason, shall not relieve him from complying with the undertakings and agreements contained herein, which call for performance prior or subsequent to the termination date, including, but not limited to those undertakings and agreements set forth in paragraphs 3, 4, 5 and 6.

d. in the event of his breach of any of the undertakings or agreements set forth in paragraphs 3, 4, 5, and 6 of this Agreement, AGT shall have the right to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain him from violating such undertakings or agreements or to compel him to perform such undertakings or agreements. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to AGT.

8. No act or failure to act by AGT will waive any right contained herein. Any waiver by AGT must be in writing and signed by the Chairman of AGT to be effective.

9. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court or other authority with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. If it is not possible to restate the provision in a valid or legal manner, then that invalid or illegal portion shall be deemed not a part of the Agreement and the remaining provisions shall remain in full force and effect.


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10. This Agreement shall be construed according to its terms and not strictly for or against either party.

11. This Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws provisions.

12. All remedies provided herein are cumulative and in addition to all other remedies which may be available at law or in equity.

13. This Agreement shall be binding on both parties successors, heirs and assigns.



Employee: Applied Graphics Technologies, Inc.:


_________________________________________________
Louis Salamone, Jr.By: __________________________
Title: _________________________


_________________________________________________
Date


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